UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):April 11, 2014 (April 10, 2014)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 10, 2014, we entered into Supplemental Indenture No. 1 to the Indenture, dated as of August 13, 2012 (the “Indenture”), among us, the guarantors named therein and U.S. Bank National Association, as trustee, relating to our 5.25% Senior Notes due 2022 (the “Notes”) pursuant to which we agreed to grant a first priority lien on substantially all of the assets of Sirius XM Radio Inc. and the guarantors to the holders of the Notes. The liens securing the Notes are equal and ratable to the liens granted over such assets to secure our existing $1.25 billion five-year senior secured revolving credit facility with JPMorgan Chase Bank, N.A, as the administrative agent, and a syndicate of banks and financial institutions and other agents parties thereto.

As a result of the granting of liens referred to above to secure the Notes, the ratings of the Notes have been upgraded by Standard & Poor’s Ratings Services from BB to BBB- and by Moody’s Investors Service from B1 to Baa3, in each case on April 10, 2014. Pursuant to Section 4.15 of the Indenture (which has been filed as Exhibit 4.1 to our Current Report on Form 8-K filed on August 14, 2012), certain covenants in the Notes are no longer applicable to the Notes as of such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

	By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President,
General Counsel and Secretary

Dated: April 11, 2014